UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2026

Date of Report (Date of earliest event reported)

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2026 (the “Agreement Date”), FingerMotion, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company issued to the Investor a senior secured convertible note (the “Note”) with an original principal amount of $5,000,000 and an original issue discount of $700,000. The Note bears no interest (except upon an event of default) and, unless earlier converted or redeemed, will mature on the first anniversary of the closing date under the Agreement (the “Closing Date”). At closing, the Company will receive $4,300,000, of which $1.3 million will be immediately available to the Company and the remaining $3.3 million will be held in a DACA account in the name of the Company to be released upon meeting certain release conditions as set forth in the Purchase Agreement.

The Note is convertible, at any time at the Investor’s option, into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and such shares issuable upon conversion, the “Conversion Shares”), at an initial fixed conversion price of $0.35 per share (the “Fixed Conversion Price”), which is subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations, and other customary events. In addition, during each monthly period specified in the Note (each, a “Monthly Redemption Conversion Period”), the Investor may convert up to the remaining principal amount of the Note (plus all accrued and unpaid amounts thereon) at a “Redemption Conversion Price” equal to the lower of (i) the Fixed Conversion Price then in effect and (ii) 90% of the lowest daily volume-weighted average price of the Common Stock during the seven consecutive trading days ending on and including the applicable date of conversion or the first trading day of the applicable Monthly Redemption Conversion Period, in each case subject to a floor price (the “Floor Price”) initially set at 20% of the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635) on the trading day prior to the date of the Purchase Agreement, which resets automatically every six months. If the Company is unable to issue Conversion Shares due to the exchange cap described below or if a Floor Price condition exists, the Investor may require the Company to satisfy the applicable monthly conversion amount in cash at a 7.5% premium.

The Note includes customary events of default, including, without limitation (and, where applicable, subject to any cure periods set forth in the Note):

●	suspension of trading of the Company’s Common Stock on Nasdaq;

●	the Company’s failure to timely deliver freely tradable Conversion Shares;

●	the Company’s failure to maintain the required share reserve for the Note;

●	any payment default under the Note or related transaction documents;

●	acceleration of $500,000 or more of the Company’s (or any subsidiary’s) other indebtedness;

●	the Company’s bankruptcy, insolvency, or liquidation (whether voluntary or involuntary);

●	entry of a final judgment for the payment of money in excess of $500,000 against the Company or any subsidiary;

●	breaches of representations, warranties, or covenants in the Note or any other transaction documents;

●	any failure of the resale registration statement to be timely filed, declared effective, or maintained in accordance with the Registration Rights Agreement (as defined below);

●	any security document failing or ceasing to create a valid and perfected first-priority lien on the collateral; and

●	failure by the Company to maintain minimum cash covenant.

If an event of default occurs and is continuing, the Note shall become due and payable, at the Investor’s election, in cash at an amount equal to 125% of all the outstanding principal amount of the Note, accrued and unpaid interest, and any other unpaid amounts (collectively, the “Outstanding Value”). Upon the occurrence and continuation of an event of default, default interest shall accrue at an annual rate of 12%.

The Note also contains additional conversion, redemption, and put mechanics, including (i) an optional redemption right in favor of the Company, exercisable after 40 trading days following the effective date of the initial resale registration statement, at a price equal to 115% of the Outstanding Value of the Note, (ii) a change of control put right entitling the Investor to require redemption of the Outstanding Value under the Note at a premium upon the occurrence of a change of control transaction, and (iii) a subsequent placement redemption right entitling the Investor to require the Company to apply up to 30% of the gross proceeds of such subsequent placement to redeem at a price equal to 115% of the Outstanding Value being redeemed, in each case subject to the terms and conditions set forth in the Note.

The Purchase Agreement contains customary representations, warranties, and agreements of the Company and the Investor, and customary indemnification rights and obligations of the parties. The Company has agreed to seek stockholder approval for the issuance of Conversion Shares in excess of 19.99% of the outstanding shares of Common Stock as of the date of the Purchase Agreement. Absent such approval (or an opinion of outside counsel that stockholder approval is not required), the Company may not issue Conversion Shares in excess of 12,256,260 shares in the aggregate (the “Exchange Cap”). Conversions are also subject to a 9.99% beneficial ownership limitation.

In addition, the Company is issuing the Investor a Warrant exercisable into 4,092,993 shares of Company common stock (the “Warrant Shares”). The Warrant carries a five year term and is subject to a price adjustment should the Company issue securities below the exercise price of the warrant which is the fixed conversion price of the Note. The Warrant and the Warrant Shares will be issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a resale registration statement to register for resale a number of shares of Common Stock equal to 150 % of the maximum number of Conversion Shares issuable upon conversion of the Note (subject to adjustment under the Registration Rights Agreement) and 100% of the number of Warrant Shares issuable upon exercise of the Warrant (subject to adjustment under the Registration Rights Agreement) no later than 15 calendar days after the date of the Registration Rights Agreement, and to use best efforts to cause such registration statement to be declared effective within the effectiveness deadlines specified thereunder.

The Company also entered into a security agreement with the Investor (the “Security Agreement”), pursuant to which the Company granted to the Investor, acting as collateral agent, a first-priority security interest in substantially all of the Company’s personal property assets, subject to customary permitted liens and excluded assets, as set forth in the Security Agreement.

The foregoing descriptions of the Purchase Agreement, the Note, the Warrant, the Registration Rights Agreement and the Security Agreement are not complete and are subject to, and qualified in their entirety by reference to the full text of the Purchase Agreement, the Note, the Registration Rights Agreement and the Security Agreement, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 with respect to the Note is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 supra and under Item 8.01 infra, which disclosure is incorporated herein by reference.

The Note and Warrants were, and the Conversion Shares and Warrant Shares will be, issued in a transaction exempt from the registration requirements under the U.S. Securities Act in reliance on the exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investor has represented that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D, and is acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

See Section 8.01 below for the shares of Company common stock issued in the acquisition of Lyken (as defined below).

ITEM 5.02 RESIGNATION OF AN OFFICER; APPOINTMENT OF AN OFFICER

The Company appointed Chris Polimeni as Chief Financial Officer, effective August 17, 2026. Mr. Polimeni succeeds Lee Yew Hon, whose resignation as Chief Financial Officer was accepted by the Board of Directors.

About Chris Polimeni

Chris Polimeni is an accomplished financial executive with more than 35 years of experience driving financial strategy and operational efficiency at both public and private companies across publishing, distribution, waste management, and technology. He brings deep expertise in mergers and acquisitions, capital raising across debt and equity markets, SEC reporting, contract negotiations, revenue recognition, auditing, financial planning and analysis, treasury management, taxation, and ERP implementation.

A results-driven leader, Mr. Polimeni combines strong analytical skills with a proven ability to structure complex financial transactions and advance strategic growth initiatives. Most recently, he served as Chief Financial Officer of Avax One Technology Ltd. Since 2020, he has also served as President and Chief Executive Officer of Polimeni & Associates, Inc. He holds a Bachelor of Business Administration in Accounting and Management Information Systems from Hofstra University.

Compensation of Executive Officers

Both Jolie Kahn, as Chief Executive Officer, and Chris Polimeni, as Chief Financial Officer, are to be compensated at the rate of $30,000 each per month until such time as the Company’s Compensation Committee is able to meet and determine executive compensation agreements for both, which is expected to occur imminently.

ITEM 8.01 OTHER INFORMATION

The Company entered into a share purchase agreement dated August 12, 2026 (the “Agreement”) with Alset AI Ventures Inc. and Lyken AI Computing Inc., operating as Lyken.AI (“Lyken”), pursuant to which it acquired 99,000 common shares of Lyken from Alset AI, representing 9.9% of Lyken’s 1,000,000 issued and outstanding common shares immediately prior to closing, for a purchase price of $500,000 payable solely in common stock of the Company (the “Transaction”) at a price per share of $0.2990 ($0.01 per share above the closing price on August 12, 2026 of $0.2890 per share), which is 1,674,480 shares of its Common Stock. Final closing of the transaction was subject to approval of the TSXV on behalf of Alset AI, which occurred on August 14, 2026, on which date the transaction closed. The shares of common stock of the Company were issued in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Note
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
10.5	Form of Security Agreement
10.6	Lyken Purchase Agreement, dated August 12, 2026
99.1	Press Release dated August 17, 2026
99.2	Press Release dated August 17, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: August 17, 2026	By:	/s/ Jolie Kahn
Jolie Kahn
CEO and Director

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